REGISTRATION NO._______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM SB-2
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BELFLEUR, INC.
(Exact name of small business issuer in its charter)

 Colorado                           5499             98-0219220
(State or other jurisdiction of  (primary standard   (I.R.S. Employer
incorporation or organization)   industrial code)  Identification Number)

BELFLEUR, INC.
404 Scott Point Drive
Salt Spring Island, British Columbia V8K 2R2, CANADA
(250) 537-5732
(Address and telephone number of principal executive offices)

Agent for Service:                       With a Copy to:

Inge L. E. Kerster, President           Arthur J. Frost
BELFLEUR, INC.             Arthur J. Frost Ltd.
404 Scott Point Drive	                7549 Heatherbrae Drive
Salt Spring Island, BC V8K 2R2, CANADA  Phoenix, Arizona 85033
(250) 537-5732                          (623) 849-2050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration
Statement.

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. [_]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [_]









CALCULATION OF REGISTRATION FEE


                                           Proposed  Proposed
                      Amount     maximum   maximum   Amount of
Title of each class   to be      Offering  aggregate registration
of Securities to be   Registered Price     Offering  fee
Registered                       per unit  price
__________________________________________________________________________

Class A Common Stock  1000000    .01       10000.00  2.80

________________________________________________________________________

The registration hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

SUBJECT TO COMPLETION [*****, 2000]

PROSPECTUS



	*****, 2000

BELFLEUR, INC.

404 Scott Point Drive
Salt Spring Island, BC V8K 2R2 CANADA
(250) 537-5732

1,000,000 Shares of Common Stock

This is the initial public Offering of common stock of BELFLEUR, INC.
and no public market currently exists for shares of our common stock. The initial public Offering price is $0.01 per share of common stock and was arbitrarily determined. The Offering is on a best-efforts--no minimum basis. There is no minimum purchase requirement and no arrangement to place funds in an escrow, trust, or similar account. We anticipate that the Offering will close within 30 days of the date of initial effectiveness.

We will amend and complete the information in this Prospectus. The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


This investment involves a high degree of risk.
See "Risk Factors" beginning on Page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

PART I--PROSPECTUS

PROSPECTUS SUMMARY..................................... 1
RISK FACTORS........................................... 2
USE OF PROCEEDS........................................ 3
DETERMINATION OF OFFERING PRICE........................ 3
SELLING SECURITY HOLDERS............................... 3
PLAN OF DISTRIBUTION................................... 3
LEGAL PROCEEDINGS...................................... 4
DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS.......................... 4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT.................................. 4
DESCRIPTION OF SECURITIES.............................. 5
INTEREST OF NAMED EXPERTS AND COUNSEL.................. 5
DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES............................................ 5
DESCRIPTION OF BUSINESS................................ 6
MANAGEMENT'S DISCUSSION AND ANALYSIS OR
PLAN OF OPERATION......................................14
DESCRIPTION OF PROPERTY................................16
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.........16
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS................................................16
EXECUTIVE COMPENSATION.................................16
FINANCIAL STATEMENTS..................................F-1
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE............................................F-7

SUMMARY

BELFLEUR, INC. (Belfleur) is a corporation formed under the laws of the State of Colorado, on January 19th,2000, whose principal executive offices are located in Salt Spring Island, British Columbia, Canada.

BELFLEUR, INC. expects to use the net proceeds for organizational purposes and to determine the feasibility of buying, selling and brokering antiques and collectibles via the Internet. Should the plan prove to be feasible, we intend to market sports antiques, collectibles and memorabilia on a business to business, business to individual and individual to individual basis. We have an established website name, www.thesportscollections.com and if our business plan proves to be feasible we will proceed to build the website, develop a further business plan and change the name of Belfleur Investments, Inc. Thesportscollections.com.

Name, Address, and Telephone Number of Registrant

BELFLEUR, INC.
404 Scott Point Drive
Salt Spring Island, British Columbia V8K 2R2, CANADA
(250)  537-5732
(250)  538-0036 Fax

The Offering

Price per share Offered...............................0.01
Common Stock Offered by BELFLEUR, INC.   1,000,000 shares
Common Stock Outstanding Prior to Offering............2,500,000 shares
Common Stock Outstanding After Offering*..............3,000,000 shares

* Assumes sale of all shares offered

Risk Factors

You should carefully consider the following risk factors and all other information contained in this Prospectus before purchasing our common stock. Investing in Belfleur's common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations and could result in a complete loss of your investment.

Risks Related to the Business of BELFLEUR, INC.

Our success depends on a number of things that should be considered by prospective investors. BELFLEUR, INC. is a new company and we have no history of earnings or profit and there is no assurance that it will operate profitably in the future. We cannot assure you that we will provide a return on investment in the future.

BELFLEUR, INC. is in its earliest stages of development and may never become profitable.

We are in the earliest stages of development and could fail before implementing our business plan. Belfleur must be regarded as a start up venture that will incur losses for the foreseeable future. We have no operating history or revenues from operations, and face unforeseen costs, expenses, problems and difficulties that could easily prevent us from ever becoming profitable.

If our business plan proves not to be feasible, we may be considered a blank check company which would restrict the re-sales of our stock.

We will be raising a limited amount of capital if and when this Offering is fully subscribed to. The $10,000 received will be spent to determine the feasibility of creating an online website that would provide buying, selling and trading of antiques and collectibles. Should the results of our projected study be negative we do not have an alternative business plan, we might be subject to Rule 419 of the Securities Act and it is entirely possible that we would be considered a "blank check company". If Belfleur is considered to be a blank check company all monies raised and securities issued would be required to be placed in escrow and the securities could not be transferred.

Many states have passed laws, rules and regulations concerning blank check companies and as a result, we could have a great deal of trouble raising additional capital and have a very limited public market. Consider these facts carefully before you invest.

Competition may severely affect our growth and financial stability.

If our study results in a positive recommendation and we are able to raise the additional capital required to implement our full business plan, we will still face a very stiff competition. The electronic commerce industry is new, ever changing and very competitive. BELFLEUR, INC. expects competition to intensify in the future. If we fail to attract and retain a large customer base and our competitors establish a larger and better market position it could result in a decline in revenue, if any, and of market share, if any. It is easy to get into business on the Internet and new competitors can launch sites at a relatively low cost. In addition, the Internet market for antiques and collectibles is very competitive and no clear leader has been established. We will compete with a variety of other companies, including traditional retail antique and collectibles stores and the online retail websites of some traditional retailers.

Dealers may not want to pay for our services as brokers and as a clearing house for sales to other dealers.

If we do find it feasible to start our business we will be dependent on attracting retail buyers who are looking for a specific item or items and locating that item or items from dealers and individuals all over the world. We will charge a commission to the dealer. The dealers may not want to pay us a commission. If this happens, a large part of our business plan would be non-operable resulting in less sales and profits , if any, and a negative affect on our stock..

Conflicts of Interest May Arise Between Companies Owned by the Sole Officer and Director.

Inge L. E. Kerster, the majority shareholder and sole officer and director of BELFLEUR, INC., is also the majority shareholder and sole
officer and director of Xiang, Inc. and Belfleur Inc.   Both of these
companies plan to investigate the feasibility of developing
Anitquecarcollections.com and antiquescollections.com, respectively. It is possible that Ms. Kerster could devote more time and resources to any of the three companies that is more likely to succeed.

Dependence on Key Personnel May Affect and/or Cause Harm to the Company.

Our future performance will be substantially dependent on the services of
senior management and other key personnel.   The loss of the services of
any of our executives or other key employees, if and when we have them, could harm our business. Our new business, should we decide it to be feasible, will be dependent on attracting and retaining key employees. Such personnel are in great demand by other online companies. We could well find ourselves not only competing in the market place but also for quality, reliable employees.

Dependence on One Individual Who Will Not Devote Her Full Time and Attention to BELFLEUR, INC.'s Affairs Could Result in Delays or Business Failure.

Inge Kerster is serving as our sole officer and director. Loss of her services may hamper our ability to implement the business plan, and could cause the stock of BELFLEUR, INC. to be worthless. We will be heavily dependent upon Ms. Kerster's entrepreneurial skills and experience to implement our business plan. Her inability to devote full time and attention to the affairs of BELFLEUR, INC. could result in delay(s) in getting into business, if we find the plan is feasible.

Belfleur does not have an employment agreement with Ms. Kerster and there is no assurance that she will continue to manage its affairs in the future. We could lose the services of Ms. Kerster, or she could decide to join a competitor or otherwise compete with us directly or indirectly. This would have a negative affect on our business and could cause the price of the stock to be worthless. The services of Ms. Kerster would be difficult to replace. Because investors will not necessarily be able to evaluate the merits of the business decisions of Belfleur, they should carefully and critically assess
Ms. Kerster's background.

Dependence on One Individual Who Has No Experience in the Marketing and Brokering of Antiques and Collectibles Could Result in Delays or Business Failure.

Ms. Kerster has no experience in the sports collectibles and memorabilia business on or off the Internet. Ms. Kerster is not an antique or collectibles dealer by trade. We will likely need to rely on others who understand that business. Because of this lack of experience Belfleur may overestimate the marketability of the products and may underestimate the costs and difficulties of selling or brokering the products. These difficulties could prevent us from accurately determining the feasibility of the business plan, limiting our profitability, if any, and decreasing the value of our stock.

Dependence on Internet and computer technology may lead to interruptions or delays in service to our customers.

The Internet is subject to rapidly changing technology, industry standards, users' needs and frequent new service introductions. Our future success, if any will depend on our use of leading technologies to provide seamless access for our customers to our website. There can be no assurance that Belfleur will be successful in adjusting to new technologies, developing new services or improving existing services.

Our success will also depend on growth and expansion of the Internet to expose our products and services to more and more potential clients. The Internet may not be able to support the demands placed on it by continued growth. The growth in volume of Internet traffic could cause shortages in Internet addresses and overworked search engines. Such problems could have negative affects on our operations and business.

The Company's website operations may be exposed to computer viruses, hacking or similar disruptive problems caused by users, other Internet sites, interconnecting networks and the various telephone networks. Computer viruses or problems caused by third parties could lead to interruptions, delays or cessation in service.

The Internet may not prove to be a viable long-term commercial marketplace for a number of reasons. These could include inadequate or delayed development of technology and performance improvements. The success of Belfleur will depend, in large part, upon third parties maintaining the facilities to provide a reliable network backbone with the speed, data capacity, security and hardware necessary for reliable Internet access and services.

Dependence on use of the Internet for commerce.

The business of selling goods over the Internet, particularly through personal trading, is new and constantly changing. Our future revenues and profits, if any, will be dependent upon the widespread acceptance of the Internet and online services as a way of shopping by consumers and a way to locate needed inventory by dealers. Rapid growth in the use of and interest in the Internet and online services is very recent. This acceptance and use may not continue. Even if the Internet is accepted concerns about fraud, privacy and other problems may mean that a large enough base of consumers will not adopt the Internet as a way to buy or sell. In particular, our website will require users to make publicly available their e-mail addresses and other personal information that some people will not be willing to provide.

These concerns may increase as additional publicity over privacy issues on the Internet increases. Market acceptance for our products and services over the Internet is very uncertain. Even if use of the Internet and electronic commerce continues to increase, the rate of growth, if any, of the sports collectibles and memorabilia market could be less than the online market for other products. Our rate of revenue growth and prospects for profitability could therefore be less than that of other online merchants.

Our revenues, if any, will be dependent on our ability to manage growth.

In our feasibility study we must develop a plan or strategy to manage potential growth. If we decide to go ahead with our business plan we could well experience a period of heavy expansion in all areas of our business. We need to have a plan to handle this potential growth in our customer base and market. This expansion will place a significant strain on our management, operational and financial resources. The areas that are put under severe strain by our rate of growth would include the following:

The Website. We must constantly add new hardware, update software and add new engineering expertise to handle the increased use of our website. This may reduce our margins, if any. If we are unable to increase the capacity of our systems at the pace of the demand for this capacity, our website may become unstable and may cease to operate until the problem is dealt with. We may experience downtime that could harm our business and anger users of our website and reduce future revenues, if any.
Customer Support. We must expand our customer support operations to accommodate the increased number of users and transactions. If we are unable to hire and successfully train sufficient employees or contractors in this area, users of our website may have negative experiences and current and future revenues could suffer.
Customer Accounts. Our revenues are dependent on prompt and accurate payment processes. If we are unable to enlarge our processing abilities to accommodate the increasing number of transactions, our ability to collect revenue will be harmed.

Inability to expand the company's systems may limit growth.

Another crucial answer that we will be looking for in the feasibility study is what sort of volume is necessary to:

Pay all projected expenses and arrive at a "break-even" point;
Create enough profit in order to provide a acceptable return on the stockholders' investment. At this point, without confirmation by the study, it seems likely that we will have to generate a high volume of traffic and transactions. The satisfactory performance, reliability and availability of our website and processing systems will be critical to our ability to attract and retain large numbers of users. Our revenues depend on the number of items listed by users, the volume of user transactions and our success in locating acceptable merchandise for our dealer-to-dealer service. If the volume of traffic on our website or the number of items being listed for sale increases, it may be necessary for us to expand and upgrade our technology, transaction processing systems and network.

We may be unable to accurately project the rate or timing of increases, if any, expand and upgrade our systems and infrastructure to accommodate any increases. We plan to use systems developed by outside concerns to build, develop and operate our service and for transaction processing, including billing and collections processing. We will have to continually have these specialist companies improve these systems in order to accommodate the level of use of our website.

In addition, we may add new features and functionality to our services that would result in the need to develop or license additional technologies. Our inability to quickly add additional software and hardware or to upgrade our technology, transaction processing systems or network infrastructure to handle increased traffic or transaction volume could have adverse consequences. These consequences could include system disruptions, slower response times, lower levels of customer service and delays in reporting accurate financial information.

Inability to Protect or Enforce Our Intellectual Property Rights Could Do Serious Damage.

If our business plan proves to be feasible we intend to protect our proprietary rights in products and services. While we may enter into confidentiality and non-competition agreements with our employees and contractors, these arrangements may or may not prevent someone from developing a similar Internet business. We will register our trademarks and service marks in the U.S. and internationally. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our online services are made available. In fact, one large question to be answered in our feasibility study is whether or not we have any specific intellectual property to protect other than www.thesportscollections.com., our domain name. You should carefully consider that this Offering is to determine the feasibility of Belfleur's proposed antique and collectibles business. Until we have some answers any risk considered could be much greater.

Fraudulent Activities on Our Website May Cause Harm to the Company.

Our future success will depend largely upon sellers reliably delivering and accurately representing their listed goods and buyers paying the agreed purchase price. We anticipate that we will receive notice from users who did not receive the goods that they purchased or if they were received the condition of the goods was not as represented. While we can suspend the accounts of users who fail to fulfill their obligations to other users, we do not have the ability to guarantee that any products will be delivered as represented. Our leverage with sellers is the refusal of thesportscollections. com to do further business with the offending party.

In our listing agreement, we will require that all sold goods by a dealer will have a money-back guarantee as to being "as advertised". Getting an enforceable guarantee from an individual may be more difficult. Negative publicity generated due to fraudulent or deceptive representations could damage our reputation and affect the value of our domain name. We may receive demands from users for reimbursement or threats of legal action. This could be costly to deal with, divert management attention and eliminate profits, if any.

Our liability under these conditions is just one of the items we must examine in our feasibility study. If we find that we cannot protect ourselves through guarantees by sellers and proper disclaimers as to liability, we definitely will be unable to proceed and begin to get into business.

If Our Study Indicates That the Proposed Business is Not Feasible, the Alternatives May Not Suit You.

While management is very optimistic about the prospects of our proposed business, the feasibility study may indicate otherwise. If this happens one of several things could happen:

All funds would be spent by the study and we could be declared insolvent and be forced into bankruptcy.
We could simply cease operations and become dormant.
We could seek additional funding from our officers, directors and shareholders.
We could look for someone to buy the corporation, settle the debts, if any, and take over from present management.
We could look for another concern that wants access to public markets, combine with them and seek to salvage the shareholders' investment.

Inge Kerster, our only officer and director will be by far the largest shareholder and could effectively elect to take any one of the above options, or do nothing at all. There is a definite risk that whatever she chooses to do, you may not agree. Please consider this carefully before you decide to invest.

If Ms. Kerster should decide to acquire a new asset or enter into a new business combination, this would likely include the issuance of a significant amount of Belfleur's common stock. If this happens, it is likely that a majority of the voting power would be transferred to new investors. New investors may replace our present management. New management may decide to go in an entirely new direction and present stockholders or anyone investing in this Offering would have no say in that direction. In such case, an investor could lose the entire investment on a business decision it did not get to evaluate at the time of investing.

Our Inability to Rapidly Hire, Train and Manage New Employees May Limit Our Sales Volume and Profits, If Any.

If management decides that the projected business is feasible we must be able to hire, train and manage new employees at a rapid rate. If we are unsuccessful in hiring, training and integrating new employees, our business could be affected. Assembling a good staff is always subject to errors in the hiring process. We will be competing with other concerns on and off the Internet that are looking for good people. We may be unable to hire, train, retain and manage required personnel.

Our Business is Dependent on the Development and Maintenance of our Web Infrastructure.

Our success, should we decide to go ahead with the business plan, will depend largely on the development and maintenance of the Web infrastructure. This includes creation and maintenance of a reliable network backbone with the necessary speed, data capacity and security. We will also require timely development of complementary products such as high speed modems for providing reliable Web access and services. The cost of keeping up with new technical developments may in itself eliminate any chance for profit and cause a failure of the business.

Financial risks

 BELFLEUR, INC. Has No Operating History and Financial Results Are
Uncertain.

BELFLEUR, INC. is a young company with no history of earnings or profit and there is no assurance that it will operate profitably in the future. We face all the risks of a new business. As a result of our limited operating history, it is difficult to accurately forecast its potential revenue should our feasibility study indicate we proceed with our business plan. There is no meaningful historical financial data upon which to base planned operating expenses. Revenue and income potential is unproven and the business model has not yet proven to be feasible. There is no assurance that Belfleur will provide a return on investment in the future or even be in business. An investor in our common stock must consider the challenges, risks and uncertainties encountered by early-stage companies using new and unproven business models in new and rapidly evolving markets. These challenges include our ability to:

execute on BELFLEUR, INC.'s business model;
create brand recognition;
manage growth in BELFLEUR, INC.'s operations;
create a customer base cost-effectively;
retain customers;
access additional capital when required;
attract and retain key personnel.

BELFLEUR, INC. cannot be certain that its business model will prove to be successful if we do have indications that it may be feasible.

We Will Definitely Need Additional Financing Which May Not Be Available and That Will Likely Dilute Present Ownership Interests.

The ultimate success of Belfleur and its proposed website, www.thesportscollections.com will depend on our ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. We have not investigated the availability, source or terms of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on acceptable terms. If not available our operations would be severely limited, and we would be unable to implement our business plan, if it is indicated that it could be feasible. Our website is not constructed or developed and is not operating.


Risks related to the securities market

Our Common Stock Has No Prior Market and Prices May Decline After the
Offering.

There is no public market for the common stock of Belfleur Investments, Inc. and no assurance can be given that a market will develop or that any shareholder will be able to liquidate its investment without a long delay, if at all. The trading market price of BELFLEUR, INC.'s common stock may decline below the Offering price or disappear altogether.
If a market should develop, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have an impact on the market price of our securities.

Owing to the low price of the securities, many brokerage firms may not be willing to deal in the securities. Even if a purchaser finds a broker/dealer willing to deal in the common stock of Belfleur Investments, Inc. the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, most lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in the stock.

Investors May Face Restrictions On the Resale of Belfleur Investments, Inc. Stock Due to Federal Penny Stock Regulations.

The securities of Belfleur, when and if they become available for trading, will be subject to the Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers that sell such securities to other than established customers or accredited investors.
For purposes of the rule, the phrase "accredited investors" means, in general terms: a)institutions with assets exceeding $5,000,000;
b)individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, combined with a spouse's income, exceeds $300,000).

For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of BELFLEUR, INC. securities to buy or sell in any market that may develop.

The Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g- 2, 15g-3, 15g-4, 15g-5, 15g-6
and 15g-7 under the Securities and Exchange Act of 1934.

Because BELFLEUR, INC. securities will constitute "penny stock" within the meaning of the rules, the rules would apply to its securities. The rules may further affect the ability of owners of Belfleur Investments, Inc.'s shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker/dealers and the market among dealers may not be active.

Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker/dealers could be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
"boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
excessive and undisclosed bid-ask differentials and markups by selling broker/dealers; and the wholesale dumping of the same securities by promoters and broker/dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Summary of Penny Stock Risks.

1)BELFLEUR, INC. stock is a penny stock.
2)Some states will not allow you to sell to their citzens.
3)Some broker/dealers will not handle transactions in penny stocks.
4)SEC rules make selling your stock a cumbersome procedure.
5)Penny stock markets can be very volatile with large swings up or down.

Investors May Face Restrictions on the Resale of Belfleur Investments, Inc. Stock Due To State Blue Sky Laws.

Because the securities of BELFLEUR, INC. have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be state blue sky law restrictions on the ability of investors to sell and on purchasers to buy these securities. Each state has its own securities laws often called "blue sky laws", which limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration. These laws also govern the reporting requirements for broker/dealers and their registered representatives doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the representative must be registered in that state, or otherwise be exempt from registration.

We do not know whether our stock will be registered under the laws of any state or states. A determination regarding registration will be made by the broker/dealers, if any, that agree to serve as the market makers for the stock of BELFLEUR, INC.

Accordingly, investors should consider the secondary market for Belfleur Investments, Inc.'s securities to be a limited one. Investors may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.


Use of Proceeds

The net proceeds to BELFLEUR, INC. from the sale of the 1,000,000 shares of common stock offered hereby at an assumed initial public Offering price of $.01 per share are estimated to be $10,000. Belfleur expects to use the net proceeds for organizational purposes and to conduct a search for and retain qualified consultants to assess the feasibility of the business plan.

While there is no provision for it in the business plan or the proposed study, we continually evaluate other business opportunities that may be available to it, whether in the form of assets, acquisitions or business combinations. Belfleur may use a portion of the proceeds for these purposes. We are not currently a party to any contracts, letters of intent, commitments or agreements and are not engaged in negotiations with respect to any acquisitions.

Belfleur has not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, management will have significant flexibility in applying the net proceeds of the Offering.


Determination of Offering Price

The price of the Units in this Offering was arbitrarily set. The Offering price is not an indication of and is not based upon the actual value of BELFLEUR, INC. It bears no relationship to the book value, assets, earnings or any other recognized criteria of value. The Offering price should not be regarded as an indicator of the future market price of the securities.


Selling Security Holders

There are no selling security holders.

Plan of Distribution

BELFLEUR, INC. will sell a maximum of 1,000,000 shares of its common stock to the public on a "best efforts" basis. There can be no assurance that any of these shares will be sold. The gross proceeds will be $10,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by Belfleur or any of its principals to any person or firm in connection with solicitation of sales of the shares. We intend to apply to have our shares traded on the OTC bulletin board.


Legal Proceedings

BELFLEUR, INC. is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against BELFLEUR, INC. or its property contemplated by any governmental authority.


Directors, Executive Officers, Promoters and Control Persons

The following table sets forth the name, age and position of each director and executive officer of BELFLEUR, INC.:

Name                     Age                Position

Inge L. E. Kerster	      54                 President, Secretary,
	                                           Treasurer, Director

In January, 2000, Ms. Kerster was elected as the sole officer and director of BELFLEUR, INC. by the current shareholders, of whom she is majority stockholder. She will serve until the first annual meeting of shareholders and her successor(s) are elected and qualified. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement.


Biographical Information

Inge L. E. Kerster. Ms. Kerster became President and majority shareholder in BELFLEUR, INC. on January 20, 2000. Ms. Kerster, is a business and financial consultant and is President of Sandringham
Investments Limited specializing in the preparation and filing of documentation for Canadian and other foreign citizens and corporations that desire to become publicly trading in the United States. Ms. Kerster is currently serving as an officer and director for several private companies and companies seeking publicly trading status in the United States.

Ms. Kerster is the sole officer, and director of Xiang, Inc., Belfleur Investments, Inc.., Nemo Enterprises, Inc., First Corporation, and Lionheart Investments, Inc. all of which plan to register their securities under The Securities Act or The Securities and Exchange Act.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of July 31, 2000, the issued and outstanding common stock of BELFLEUR, INC. owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by BELFLEUR, INC. to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group. Each person has sole voting and investment power with respect to the shares shown.




                                              Shares   	Percentage of
 Name                                         Owned  	      Shares Owned

Inge L. E.  Kerster                           150000      	73.17

     President, Secretary, Treasurer, and Director
     404 Scott Point Drive
     Salt Spring Island, BC V8K 2R2 Canada

All Executive Officers and Directors
as a Group (1 Individual).....................150000      	73.17


Description of Securities

The following description of the capital stock of Belfleur Investments, Inc. is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by the Belfleur Investments, Inc. Articles of Incorporation and Bylaws, which are included as exhibits to the Registration Statement of which this Prospectus forms a part, and by the applicable provisions of Colorado law.

The authorized capital stock of BELFLEUR, INC. consists of 110,000,000 shares: 100,000,000 shares of Common Stock having a par value of $0.001 per share and 10,000,000 shares of Preferred Stock having a par value of $0.001 per share.

The holders of shares of common stock of BELFLEUR, INC. do not have cumulative voting rights in connection with the election of the Board of Directors. This means that the holders of more than 50% of the shares voting can elect all of the directors if they so choose and the holders of the remaining shares will not be able to elect any directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of BELFLEUR, INC., holders are entitled to receive, ratably, the net assets of BELFLEUR, INC. available after payment of all creditors.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Belfleur's common stock are issued, the relative interests of existing shareholders may be diluted.


Disclosure of Commission Position on Indemnification for Securities Act Liabilities

The Articles of Incorporation of BELFLEUR, INC., filed herewith as Exhibit 3.1, provide that it will indemnify its officers and directors to the full extent permitted by Colorado state law. The Bylaws of BELFLEUR, INC., filed herewith as Exhibit 3.2, provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of BELFLEUR, INC. or is or was serving as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of TheBookCollections.com pursuant to the forgoing provisions or otherwise, TheBookCollections.com has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


Important Notice

This Prospectus contains forward-looking statements that involve risks and uncertainties. The words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions identify these forward-looking statements. BELFLEUR, INC.'s actual results could differ materially from those anticipated in these forward-looking statements as the result of certain factors, including those set forth in "Risk Factors" and elsewhere in this Prospectus.


Description of Business

General

BELFLEUR, INC. was incorporated under the laws of the State of Colorado on January 19, 2000, and is in its early developmental and promotional stages. To date, our only activities have been organizational, raising our initial capital, developing the business plan and establishing the need for a feasibility study. We have not commenced commercial operations. We have no full time employees and own no real estate.

BELFLEUR, INC. through its website,
www.thesportscollections.com plans to operate a variety of Internet-related services including:

an online B2B (Business-to-Business), B2C (Business-to-Consumer) and C2C (Consumer-to-Consumer ) trading service, known as thesportscollections.com; a service that establishes a clearing house or brokerage service to connect sports memorabilia and collectibles retailers and wholesalers; and a listing service for individuals seeking to buy or sell items via our online Internet service. The Company is committed to pursuing all commercial opportunities in the online person-to-person, business-to-consumer and business-to-business trading service areas dealing with sports antiques, collectibles and memorabilia.

Our business plan initially is to determine the feasibility of selling and brokering these items and related products to specific markets. Should BELFLEUR, INC. determine that the plan is feasible, it intends to market sports collectibles and memorabilia and other associated products to dealers, individuals, museums and other similar types of customers. Besides buying and selling on our own account, we plan on operating a central directory and clearing house to bring our customers and suppliers together, wherever they are located.

As an example, a collector's estate is being liquidated and the executors desire to expose the deceased's collection(s) to as many potential buyers as possible. For a small fee our website will list and display all of the products for sale including color photos and a complete description. Anyone looking for a single piece or several objects will be able to view our website and purchase those items there. Purchasers would also pay a fee. Payment will be done by credit or debit card or by e-check.

BELFLEUR, INC. intends, if our feasibility study so indicates, to develop and market an Internet application that enables sports collectors to locate and purchase goods directly from dealers and other specialty concerns or individuals whose items we are able expose to a world-wide market. For the collectors and dealers involved, the site will provide a sales outlet for their goods at a reasonable and acceptable price. We believe that this service will generate a better profit margin, compared to sales conducted through traditional distribution and wholesale organizations.

BELFLEUR, INC. hopes that its projected feasibility study will confirm our ability to establish an economic model that will be superior to traditional marketing models. We provide a transaction service that eliminates much of the traditional cost of sales for the seller, while providing better prices for the consumer. The Belfleur projected website will offer sports collectibles world-wide by generating descriptive web pages featuring top quality photos of the pieces for sale. The site will initially focus on the sale and marketing of items offered for sale by dealers and individuals. We will continuously add new products to our cataloging system as consumer confidence in Internet commerce and security grows.

The objective is to create an Internet portal site that functions as a search engine, a software application that enables the user to locate information from a database or other archive. We will differ from typical search engines in that all of the material displayed is merchandise that
can be purchased immediately from the offering party.   A portal site is an
Internet site that functions as a starting point for world-wide web sessions.

An Internet-based, centralized trading place offers the following benefits:

Facilitates buyers and sellers meeting, listing items for sale, exchanging information, interacting with each other and ultimately buying and selling; Allows buyers and sellers to trade directly, bypassing traditional intermediaries and lowering costs for both parties;
Offers buyers global access with a significantly broader selection of goods to purchase and provides sellers the opportunity to sell their goods efficiently to a broader base of buyers;
Offers significant convenience, allows trading at all hours and provides continuous updated information; and Fosters a sense of community through direct buyer and seller communication, thereby enabling interaction between individuals with mutual interests.

In addition, the community orientation, ease of direct buyer to seller communication and efficient access to information on the trading history of the buyer and seller can help reduce or eliminate the risks of online trading. We believe there is a extremely good market opportunity existing for an Internet-based, centralized trading facility that applies the unique features of the Internet to make personal, world-wide trading easier.

As consumer confidence in Internet technology increases, the Internet is expected to become the de facto research tool for locating the lowest-priced source of everyday and specialized goods. We intend to capitalize on this explosion. If the feasibility study is positive we hope be able to put the team and the technology in place to successfully create, deploy, and market an Internet service to provide direct purchasing at excellent prices to consumers while eliminating many of the marketing costs of sellers.

Regulation of the Internet.

In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not deal with the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet.

Due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in our sales.

A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect the opportunity of BELFLEUR, INC. to derive financial benefit from such activities.

Part of the mandate given to the people or organization that will conduct our feasibility study, if and when they are hired, will be to attempt to cut through most of the speculation and arrive at a reasonable forecast as to what future legislation may be.

E-commerce and the Internet today.

We have assembled some of the available data regarding Internet commerce that will be a portion of the information that is to be digested in order to complete our study as to feasibility.

Web Commerce:	1996    	$2.6 billion
                  2000        $220 billion

Web Users:		1996		28  million
                  2000  	175 million
(Source: Ziff Davis)

 Nearly one trillion will be spent on Information Technology (IT) in 2000, representing about 60 percent of all capital spending compared to just 10% of all capital spending in 1980.
(Source: NUA)

Nearly half of US Internet users have purchased a product or service online.
(Source: A. C. Nielsen-May 11, 2000)

Consumers who have used the Internet since 1995 spend an average of $ 388 per transaction while those who have been online for a year only spend an average of $ 187 per transaction. The equivalent figure for those who have been using the Internet since 1997 is $ 298.
(Source: National Association of Business Economics)

An estimated 120 million Internet users, or 40 percent of the total number online, have already made an online purchase, according to a study from the Angus Reid Group. Over 50 % of all online transactions were made in the USA. US users made an average of 7 purchases in the three months before the survey, spending an average of $828. The worldwide average spent by an individual in the same period was less than $500.

75% of online shoppers in the US and Canada pay for e-commerce purchases by credit card. Direct bank drafts, bank transfers and cash on delivery are the other most favored payments methods. 93% of Internet shoppers around the world said they were "somewhat satisfied" or "extremely satisfied" with their online shopping experience.
(Source: Angus Reid Group)

Internet advertising revenue more than doubled in 1999, coming to a year-end total of $ 4.62 billion.
(Source: Internet Advertising Bureau [IAB])

As of March, 2000 there were a world-wide total of 304,360,000 Internet connections. The breakdown is as follows:



Africa		         2,589,000
Asia/Pacific	         68,900,000
Europe		        83,350,000
Middle East	                1,900,000
USA & Canada              136,860,000
South Africa	         10,740,000

(Source: Various; Methodology - Compiled by: Nua Internet Surveys)

Financial results from the first quarter of this year show that while Amazon nearly doubled it's revenue, it sustained bigger losses than during the same period last year. Despite this, sales were up 95 percent from USD294 million in 1999 to USD574 million in 2000.
(Source: Reuters)

Global e-commerce will be worth 7.0 trillion dollars by 2004. 50% of global sales will come from the US.
(Source: Forrester)


Employees.

BELFLEUR, INC. is a development stage company and currently has no employees. We are currently managed by Inge Kerster, our sole officer and director. We look to Ms. Kerster for her entrepreneurial skills and talents.
Management plans to use consultants, attorneys and accountants to conduct the planned feasibility study and does not plan to engage any full-time employees until the results of that study are properly evaluated. We may hire employees in the future based on the projected size of the market and the compensation necessary to retain qualified employees. A portion of any employee compensation could include the right to acquire stock in Belfleur Investments, Inc., which would dilute the ownership interest of holders of existing shares of its common stock.

Available Information and Reports to Securities Holders.

BELFLEUR, INC. has filed with the Securities and Exchange
Commission a Registration Statement on Form SB-2 with respect to the common stock offered by this Prospectus. This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the attached exhibits and schedules. For further information with respect to BELFLEUR, INC. and its common stock, see the Registration Statement and the exhibits and schedules. Any document we file may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. The Belfleur Investments, Inc. filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

Upon completion of this Offering we will become subject to the information and periodic reporting requirements of the Securities Exchange Act and will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission.


Management's Discussion and Analysis or Plan of Operation

The following discussion assumes that the results of the proposed feasibility study are positive and we go on to put the full business plan into affect. If this should be the case it is certain that Belfleur
Inc. will need to seek a large capital injection. We have not had any discussions with anyone about this needed capital nor do we intend to do so until the study is completed.

BELFLEUR, INC. will establish several online services on the proposed website, www.thesportscollections.com. These services will include:

Extensive inventory listings of participating antique and collectable dealers for browsing and for sale to the general public and other dealers; A listing service for architectural and decorating accents available for sale for renovations, redecorating or new building;
A listing service displaying items for sale from individuals sellers;
A free items wanted service that informs sellers as to a specific item or items that are required either by a dealer, architect, designer or individual; and
An alerting system designed to flag listings that seem to fill the "items wanted" listings.

This www.thesportscollections.com site will serve as a centralized trading place for buyers and sellers to meet, negotiate sales, and finally consummate transactions directly, thereby bypassing the time and expense of intermediaries. We plan to collect a transaction fee from both sides.

Site Implementation.

The Belfleur website is fairly simple in nature. Preliminary inquiries with website builders and developers have indicated that the biggest obstacle will be the capacity required. Dealers will list some or all of their inventory, complete with a color picture option. Early success in marketing these inventories should lead to more and more items for sale. This heavy load of listings may well require separate listing categories to make browsing and purchasing easier. Estimated time to construct and test website: six to nine months. Estimated cost: $500,000 to $1000,000.

Numerous factors affect the time of commerce site implementation including the following:

Number of features implemented. Adding features to a site takes development and testing time;
Degree of customized versus packaged software used. Highly customized sites take longer to develop than those relying heavily on functions provided off the shelf;
Complete back-end integration, often crucial for a high-quality customer satisfaction;
Technical expertise of staff.   A shortage of technical skills plagues site
implementation. It is common for members of site development teams to work with a package for the first time, learning as they go along.
Clarity of vision. Numerous decisions about partners, business processes, a site's feature set, and look and feel all affect the time necessary to develop a site. When decisions change during the course of development building time lengthens.

Website development is more than implementing a system. It is about building a business. Two aspects of site development have a major impact on overall development time: business process design and partner selection. Business process design entails numerous decisions about the day-to-day operation of an online business and includes everything from the sequence of steps in an online transaction to the maintenance of a site. Sites must make decisions about dozens of operational questions, including the following:

Product information. Where to obtain it? What are the processes for updating, approving, and releasing it to the site?
Non-product site content. Who creates it? approves it? how and when is it released?

Merchandising. Staffing and process decisions on everything from product selection to product presentation and site promotions.
Shipping charges. Is shipping free? Is it charged at a flat rate, or is it a percentage of order value?
Items wanted. How should a site conduct customer communications relating to them?

Returns.  Who pays for return shipping? Is a return materials authorization
(RMA) required, or are return shipping labels included in outbound shipments?

Customer e-mail. Does the site accept customer inquiries via e-mail? Who is expected to handle them? What response time is targeted?
Live customer service. Is it available by phone or live chat? During what hours?

Partner selection is a vital element of launching a commerce site. It can take months for a Web venture to identify and come to agreements with the variety of partners involved in the operation of a site. Each partner may present its own business process questions, as well as training and integration issues. Most commerce sites end up contracting with several of the following types of partners:

* Credit and Debit card processors
* Fulfillment partner
* Call center
* Shipping carriers
* Web site host

There are literally hundreds of vital questions to be asked and answered about implementing a full business plan. Some of these will be identified and answered by our projected feasibility study. Others will be asked by the website builder/developer and hopefully answered by us.

Website Launch Estimated Expenditures.

It now costs an average of $536,000 to develop a website and an annual average of $591,000 to maintain it.
E-commerce sites cost $836,000 to build and $1,000,000 to maintain every year. Maintenance costs do not include salaries or overhead costs. (Source: Association of National Advertisers)

BELFLEUR, INC. was incorporated in January, 2000 and in the near future, subject to the results of a planned feasibility study and subsequent financing, will enter the preparatory stage of building an Internet site for the marketing of antiques and collectibles and other related products. We plan to begin with the hiring of consultants to determine the feasibility of the project. If the results of that study are positive we will continue with the next steps: financing and developing proprietary data base programming and web server configuration. The estimated total cost of this program is $250,000.

The estimated cost of the web site to launch date is estimated at $850,000. Our website is not up and operational nor will it be until these preliminary steps have taken place.

In the first year of operations, starting sometime in the first half of the year 2001 BELFLEUR, INC. will require an additional $2,000,000 to fully develop the website and establish and sustain an extensive marketing program. It is expected that approximately $2,000,000 in advertising costs will be incurred in the first year to assist in the launching of the site. Funding requirements could increase significantly in year two, depending on the success of the marketing program in year one. Should anticipated results be generated, the company proposes to raise up to $20,000,000 in year two through a public Offering of securities, of which $10,000,000 would be allocated to marketing costs.

There are no revenues as of the date of this Prospectus. Belfleur Investments Inc. has not constructed or activated its website.

BELFLEUR, INC. is conducting this offering, in part, because it believes that an early registration of its equity securities will minimize some of the barriers to capital formation that otherwise exist. By having a registration statement in place, we believe that we will be in a better position, either to conduct a future public offering of our securities or to undertake a private placement with registration rights, than if it were a completely private company. Registering its shares will help minimize the liquidity discounts we may otherwise have to take in a future financing because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied and a public market will exist to effect Rule 144(g) broker transactions.

BELFLEUR, INC. believes that the cost of registering its securities, and undertaking the required disclosure obligations will be more than offset by being able to get better terms for future financing efforts. No specific investors have been identified, but our management has general knowledge of an investor class interested in investing in companies that have some measure of liquidity.


Description of Property

BELFLEUR, INC. is provided some office space and telephone answering facilities within the office of its officer and director. We pay no rent and own no real estate.

Certain Relationships and Related Transactions

No director, executive officer or nominee for election as a director of BELFLEUR, INC. and no owner of five percent or more of the outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $10,000. Ms. Kerster is president and majority shareholder of Sandringham Investments, Limited, a British Columbia corporation providing consulting services to Canadian companies desiring to become trading entities in the United States.

Market for Common Equity and Related Stockholder Matters

No established public market exists for the securities of Belfleur Investments, Inc. We have no common equity subject to outstanding purchase options or warrants and we have no securities convertible to common equity. There is no common equity that can be sold pursuant to Rule 144 of the Securities Act or that BELFLEUR, INC. has agreed to register under the Securities Act for sale by shareholders. Except for this offering there is no common equity that is being or has been publicly proposed to be, publicly offered.

As of June 30, 2000, the fiscal year-end there was 205,000 shares issued and outstanding. All of these shares were issued under Rule 4 (a) and are subject to the re-sale restrictions of Rule 144.

To date we have not paid any dividends on our common stock and do not expect to pay any dividends in the foreseeable future.

Executive Compensation

No officer or director has received any remuneration from Belfleur
Inc. Although there is no current plan in existence it is possible that we will adopt a plan to pay or accrue compensation to its officers and directors for services rendered related to the implementation of the business plan. We have no stock option, retirement, incentive or profit sharing plan or program for the benefit of officers, directors or employees but the Board of Directors may recommend the adoption of one or more of such programs in the future. No one receives any compensation from BELFLEUR, INC. and we do not have a compensation policy or committee.








	BELFLEUR, INC.

	(A DEVELOPMENT STAGE ENTERPRISE)






	AUDIT REPORT

	JUNE 30, 2000




	Janet Loss, C.P.A., P.C.
	Certified Public Accountant
	1780 S. Belaire, Suite 500
	Denver, Colorado 80222




	BELFLEUR, INC.
	(A DEVELOPMENT STAGE ENTERPRISE)

INDEX TO FINANCIAL STATEMENTS


	TABLE OF CONTENTS



ITEM                                                        PAGE

Report of Certified Public Accountant.....................	1


Balance Sheet, June 30, 2000 .............................	2

Statement of Operations, for the
Period January 19, 2000 (Inception)
Through June 30, 2000 ...............................     	3

Statement of Stockholders' Equity
(Deficit), January 19, 2000 (Inception)
Through June 30, 2000.....................................	4

Statement of Cash Flows for the
Period From January 19, 2000 (Inception)
Through June 30, 2000 ..................................  	5

Notes to Financial Statements	                              6-7


















Janet Loss, C.P.A., P.C.
Certified Public Accountant
1780 South Belaire, Suite 500
Denver, Colorado 80210
(303) 782-0878

INDEPENDENT AUDITOR'S REPORT
Board of Directors
BELFLEUR, INC.
404 Scott Point Drive
Salt Spring Island, BC V8K 2R2 Canada

Ladies and Gentlemen:

I have audited the accompanying Balance Sheet of BELFLEUR, INC. (A
Development Stage Enterprise) as of June 30, 2000 and the Statements of Operations, Stockholders' Equity, and Cash Flows for the period January 19, 2000 (Inception) through June 30, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

My examination was made in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that our audit provides a reasonable basis for our opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BELFLEUR, INC.
(a development stage enterprise) as of June 30, 2000, and the results of its operations and changes in its cash flows for the period from January 19, 2000 (Inception) through June 30, 2000, in conformity with generally accepted accounting principles.




Janet Loss, C.P.A., P.C.
August 22, 2000






BELFLEUR, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

BALANCE SHEET
AS AT JUNE 30, 2000

ASSETS

CURRENT ASSETS:
	CASH																					    788

TOTAL CURRENT ASSETS						    788


TOTAL ASSETS					             788

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:					       0

STOCKHOLDERS' EQUITY:
COMMON STOCK, $0.001 PAR
VALUE; 100,000,000 SHARES
AUTHORIZEDAND 210,000 SHARES
ISSUED AND OUTSTANDING			     210

PREFERRED STOCK, $0.001 PAR
VALUE - 10,000,000 AUTHORIZED
NONE ISSUED AND OUTSTANDING						0

ADDITIONAL PAID-IN CAPITAL						1140

(DEFICIT) ACCUMULATED DURING
THE DEVELOPMENT STAGE							(562)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)				788

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY							788


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

BELFLEUR, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENT OF OPERATIONS
FOR THE PERIOD JANUARY 19, 2000 (INCEPTION)
THROUGH JUNE 30, 2000


REVENUES:									0


OPERATING EXPENSES:

DOCUMENT PREPARATION AND FILING FEES				550
OFFICE EXPENSES						                  		12

TOTAL OPERATING EXPENSES				          		562


NET (LOSS) FOR THE PERIOD			        			(562)


NET (LOSS) PER SHARE		       				      (0.01)


WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING				         		210,000




THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

BELFLEUR, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD JANUARY 19, 2000 (INCEPTION)
THROUGH JUNE 30, 2000

                                                       DEFICIT
	    COMMON           PREFERRED                   ACCUMULATED
          STOCK   COMMON   STOCK     PREFERRED OTHER   DURING THE   TOTAL
          NUMBER  STOCK    NUMBER OF STOCK     PAID IN DEVELOPEMENT STOCKHOLDERS
       OF SHARES	AMOUNT   SHARES    AMOUNT    CAPITAL STAGE        EQUITY



COMMON
STOCK
ISSUED
JANUARY
19, 2000
FOR
SERVICES  150000  150	   0         0 	     0        0           150

COMMON
STOCK
ISSUE
May 31,
 2000
for cash  60000	60       0	       0	     1140     0            1200

(Loss)
for the
period    0        0       0	       0	     0        (562)        (562)

_____________________________________________________________________________

BALANCES
June 30,
2000      210000   210	   0         0         0        (562)         788







THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS. BELFLEUR, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENT OF CASH FLOWS
FOR THE PERIOD JANUARY 19, 2000 (INCEPTION)
THROUGH JUNE 30, 2000




CASH FLOWS PROVIDED BY (USED FOR)


CASH FLOWS FROM (BY) OPERATING
ACTIVITIES:

NET INCOME (LOSS) FOR THE PERIOD 					(562)


CASH FLOWS FROM INVESTING ACTIVITIES:				0


CASH FLOWS FROM (TO) FINANCING ACTIVITIES:

ISSUANCE OF COMMON STOCKS						1,350


INCREASE (DECREASE) IN CASH FOR THE PERIOD			788



CASH, BEGINNING OF PERIOD						0


CASH, END OF PERIOD							0





THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.



BELFLEUR, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2000

NOTE I - ORGANIZATION AND HISTORY

The Company is a Colorado Corporation and the Company has been in the development stage since its formation on January 19, 2000.

The Company's only activities have been organizational, directed at acquiring its principle assets, raising its initial capital and developing its business plan.

NOTE II - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


DEVELOPMENT STAGE ACTIVITIES

The Company has been in the development stage since inception.

ACCOUNTING METHOD

The Company records income and expenses on the accrual method.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents includes cash on hand, cash on deposit, and highly liquid investments with maturities generally of three months or less. At June 30, 2000, there were no cash equivalents.

YEAR END

The Company has elected to have a fiscal year ended June 30.

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of financial statements, as well as revenues and expenses reported for the periods presented. The Company regularly assesses these estimates and, while actual results may differ management believes that the estimates are reasonable.

 NOTE III - RELATED PARTY TRANSACTIONS

None.



PART II - Information Not Required in Prospectus


Indemnification of Officers and Directors

The Articles of Incorporation of BELFLEUR, INC. filed as
Exhibit 3.1 provide that it must indemnify its directors and officers to the fullest extent permitted under Colorado law against all liabilities incurred by reason of the fact that the person is or was a director or officer of BELFLEUR, INC. or a fiduciary of an employee benefit plan, or is or was serving at the request of Belfleur Investments, Inc. as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The effect of these provisions is potentially to indemnify Belfleur Investments, Inc.'s directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with BELFLEUR, INC.. Pursuant to Colorado law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of:

(a)	acts
or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;
unlawful distributions; or any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

The Bylaws of BELFLEUR, INC., filed as Exhibit 3.2, provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers, absent a finding of negligence or misconduct in office.

BELFLEUR, INC.'s Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not BELFLEUR, INC. has the power to indemnify such person against liability for any of those acts.



Other Expenses of Issuance and Distribution

The amounts set forth are estimates except for the SEC registration fee:



Amount to
be Paid


SEC registration fee  		            2.80
       Printing and engraving expenses
       Attorneys' fees and expenses		8,000.00
       Accountants' fees and expenses	1,500.00
       Transfer agent's and registrar's
       fees and expenses	              500.00
       Miscellaneous		              100.00

       Total		                 10,102.80

 The Registrant will bear all expenses shown above.

 Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of BELFLEUR, INC.'s securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

On January 20, 2000 BELFLEUR, INC. issued 150,000 shares of its common stock to its sole officer and director, Inge L. E. Kerster. These shares were issued pursuant to Rule 4 (2) of the Securities Act and were for the expense, time and effort to incorporate, organize and prepare our initial business plan.

On April 1, 2000 BELFLEUR, INC. issued 5,000 shares of its common stock to each of eleven individuals at a price of $0.02 per share. These shares were issued in reliance on Rule 4 (2) of the Act.



Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit
Number  	           Description

3.1  	                 Articles of Incorporation
3.2	                 Bylaws
4.2  	                 Stock Subscription Agreement
5.1                    Opinion re: legality
23.1                   Consent of Independent Auditors
23.2	                 Consent of Counsel (see Exhibit 5.1)
27.1	                 Financial Data Schedule


Undertakings

The Registrant hereby undertakes that it will:

     (1)File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(a) Include any Prospectus required by section 10(a)(3) of the Securities Act;
(b) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and
(c) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

(4) Provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Ganges, Salt Spring Island, British Columbia, Canada, on August 10, 2000.

BELFLEUR, INC.

/S/ Inge L. E. Kerster
      Inge L. E. Kerster, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature                        Title                     Date

/S/ Inge L. E. Kerster	         President, Secretary,     August 10, 2000
                                 Treasurer and Director









EXHIBIT 3.1                 ARTICLES OF INCORPORATION



ARTICLES OF INCORPORATION

OF

BELFLEUR, INC.



**************************************************************


The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Colorado relating to private corporations, hereby adopts the following Articles of Incorporation:


	ARTICLE ONE.  (NAME)

The name of the corporation is: BELFLEUR, INC.


	ARTICLE TWO.  (RESIDENT AGENT)	The
initial agent for service of process is Jerald L. Woods, 518 17th Street, Suite 566, Denver, State of Colorado 80202


	ARTICLE THREE.  (PURPOSES)      The purposes for which the corporation is
organized are to engage in any activity or business not in conflict with the laws of the State of Colorado or of the United States of America, and without limiting the generality of the foregoing, specifically: -

I.
	(OMNIBUS).	To have to exercise all the powers now or hereafter conferred by the laws of the State of Colorado upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

II.    (CARRYING ON BUSINESS OUTSIDE STATE).      To conduct and carry on its
business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

III.   (PURPOSES TO BE CONSTRUED AS POWERS).      The purposes specified herein
shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

ARTICLE FOUR.   (CAPITAL STOCK)	The corporation shall have authority to
issue an aggregate of ONE HUNDRED AND TEN MILLION (110,000,000) shares of stock, par value ONE MILL ($0.001) per share divided into two (2) classes of stock as follows for a total capitalization of ONE HUNDRED AND TEN THOUSAND DOLLARS ($110,000).

NON-ASSESSABLE COMMON STOCK: ONE HUNDRED MILLION (100,000,000) shares of Common stock, Par Value ONE MILL ($0.001) per share, and

PREFERRED STOCK: TEN MILLION (10,000,000) shares of Preferred stock, Par Value ONE MILL ($0.001) per share.

All capital stock when issued shall be fully paid and non-assessable. No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock, or any other securities, which the corporation may now or hereafter be authorized to issue.

The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

Holders of the corporation's Common Stock shall not possess cumulative voting rights at any shareholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special.

	ARTICLE FIVE.  (DIRECTORS). 		The
affairs of the corporation shall be governed by a Board of Directors of not more than fifteen (15) nor less than one (1) person. The name and address of the first Board of Directors is:


	NAME                         ADDRESS

	Rebecca M.E. Kerster	     960 SE Highway 101
		                       Suite A159
		                       Lincoln City Oregon 97367


	ARTICLE SIX.
	(ASSESSMENT OF STOCK). The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.


	ARTICLE SEVEN.  (INCORPORATOR).	The name and address of the
incorporator of the corporation is as follows:


	NAME                           ADDRESS

	Rebecca M.E. Kerster		 960 SE Highway 101
		                         Suite A159
		                         Lincoln City, Oregon 97367


	ARTICLE EIGHT.  (PERIOD OF EXISTENCE).	The period of existence of the
Corporation shall be perpetual.


	ARTICLE NINE.  (BY-LAWS)	Its Board of Directors shall adopt the
initial By-laws of the corporation. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.


	ARTICLE TEN. (STOCKHOLDERS' MEETINGS). Meetings of stockholders shall be held at such place within or without the State of Colorado as may be provided by the By-laws of the corporation. The President or any other executive officer of the corporation, the Board of Directors, or any member may call special meetings of the stockholders thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.


	ARTICLE ELEVEN.  (CONTRACTS OF CORPORATION)	No
contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall be any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may e counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were no such director or officer of such other corporation or not so interested.


	ARTICLE TWELVE.  (LIABILITY OF DIRECTORS AND OFFICERS)    No director or
officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the liability of a director or officer for (I) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Colorado Revised Statutes.


	IN WITNESS WHEREOF. The undersigned incorporator has hereunto affixed his/her signature at Denver, Colorado, this 17th day of January, 2000.



/s/ REBECCA M.E. KERSTER







EXHIBIT 3.2




BYLAWS OF BELFLEUR, INC.



CONTENTS OF INITIAL BYLAWS

ARTICLE	                                              PAGE

1.00	CORPORATE CHARTER AND BYLAWS
	1.01	Corporate Charter Provisions		          4
	1.02  Registered Agent or Office-Requirement
		of Filing Changes with Secretary of State	    4
	1.03  Initial Business Office		                4
	1.04  Amendment of Bylaws		                4
      2.00	DIRECTORS AND DIRECTORS' MEETINGS
	2.01	Action Without Meeting		                5
	2.02	Telephone Meetings		                5
	2.03	Place of Meetings			                5
	2.04	Regular Meetings			                5
	2.05	Call of Special Meeting			          5
	2.06	Quorum			                      6
	2.07	Adjournment-Notice of Adjourned Meetings	    6
	2.08	Conduct of Meetings			          6
	2.09	Powers of the Board of Directors	          6
	2.10	Board Committees-Authority to Appoint	    7
	2.11	Transactions with Interested Directors	    7
	2.12	Number of Directors			          7
	2.13	Term of Office			                7
	2.14	Removal of Directors			          8
	2.15	Vacancies				                8
	2.15(a)Declaration of Vacancy		                8
	2.15(b)Filling Vacancies by Directors		    8
	2.15(c)Filling Vacancies by Shareholders		    8
	2.16	Compensation			                9
	2.17	Indemnification of Directors and Officers	    9
	2.18	Insuring Directors, Officers, and Employees   9

      3.00	SHAREHOLDERS' MEETINGS
	3.01	Action Without Meeting				    9
	3.02	Telephone Meetings			         10
	3.03	Place of Meetings		                     10
	3.04	Notice of Meetings			         10
	3.04	Voting List				               10
	3.05	Votes per Share			               11
	3.07	Cumulative Voting			               11
	3.08	Proxies			                     11
	3.09	Quorum		                           12
	3.09(a)	Quorum of Shareholders			   12
	3.09(b)     Adjourn for Lack or Loss of Quorum	   12
	3.10	Voting by Voice or Ballot			   12
	3.11	Conduct of Meetings				   12
	3.12	Annual Meetings			               12
	3.13	Failure to Hold Annual Meeting		   13
	3.14	Special Meetings			               13

4.00  OFFICERS
	4.01	Title and Appointment				   13
	4.01(a)	Chairman		                     13
	4.01(b)     President		                     14
	4.01(c)	Vice President		               14
	4.01(d)	Secretary			               14
	4.01(e)	Treasurer			               15
	4.01(f)	Assistant Secretary or Assistant
                  Treasurer		                     15
	4.02 	Removal and Resignation			         15
	4.03	Vacancies				               16
	4.04	Compensation			               16

5.00  AUTHORITY TO EXECUTE INSTRUMENTS
	5.01	No Authority Absent Specific Authorization   16
	5.02	Execution of Certain Instruments		   16

6.00	ISSUANCE AND TRANSFER OF SHARES
	6.01	Classes and Series of Shares			   17
	6.02	Certificates for Fully Paid Shares           17
	6.03	Consideration for Shares		         17
	6.04	Replacement of Certificates		         17
	6.05	Signing Certificates-Facsimile Signatures	   18
	6.06	Transfer Agents and Registrars		   18
	6.07	Conditions of Transfer				   18
	6.08	Reasonable Doubts as to Right to Transfer	   18

7.00	CORPORATE RECORDS AND ADMINISTRATION
	7.01	Minutes of Corporate Meetings			   18
	7.02	Share Register			               19
	7.03	Corporate Seal			               19
	7.04	Books of Account			               19
	7.05	Inspection of Corporate Records		   20
	7.06	Fiscal Year				               20
	7.07	Waiver of Notice			               20

8.00	ADOPTION OF INITIAL BYLAWS		               20





ARTICLE ONE-CORPORATE CHARTER AND BYLAWS

1.01	CORPORATE CHARTER PROVISIONS
	The Corporation's Charter authorizes one hundred million (100,000,000) shares of common stock (par value $ .001) and ten million (10,000,000) shares of Preferred stock (par value $ .001) to be issued. The officers and transfer agents issuing shares of the Corporation shall ensure that the total number of shares outstanding at any given time does not exceed this number. Such officers and agents shall advise the Board at least annually of the authorized shares remaining available to be issued. No shares shall be issued for less than the par value stated in the Charter. Each Charter provision shall be observed until amended by Restated Articles or Articles of Amendment duly filed with the Secretary of State.

1.02	REGISTERED AGENT AND OFFICE-REQUIREMENT OF FILING CHANGES WITH SECRETARY
OF STATE	The address of the Registered Office provided in the Articles of
Incorporation, as duly filed with the Secretary of State for the State of Colorado, is: 518 17TH Street, Suite 566, Denver, Colorado 80202.
	The name of the Registered Agent of the Corporation at such address, as set forth in its Articles of Incorporation, is: Jerald L. Woods.
	The Registered Agent or Office may be changed by filing a Statement of Change of Registered Agent or Office or Both with the Secretary of State, and not otherwise. Such filing shall be made promptly with each change. Arrangements for each change in Registered Agent or Office shall ensure that the Corporation is not exposed to the possibility of a default judgment. Each successive Registered Agent shall be of reliable character and well informed of the necessity of immediately furnishing the papers of any lawsuit against the Corporation to its attorneys.

1.03	INITIAL BUSINESS OFFICE
	The address of the initial principal business office of the Corporation is hereby established as: 404 Scott Point Drive, Salt Spring Island, BC V8K
2R2 Canada.
	The Corporation may have additional business offices within the State of Colorado and where it may be duly qualified to do business outside of Colorado, as the Board of Directors may from time to time designate or the business of the Corporation may require.


1.04	AMENDMENT OF BYLAWS
	The Shareholders or Board of Directors, subject to any limits imposed by the Shareholders, may amend or repeal these Bylaws and adopt new Bylaws. All amendments shall be upon advice of counsel as to legality, except in emergency. Bylaw changes shall take effect upon adoption unless otherwise specified. Notice of Bylaws changes shall be given in or before notice given of the first Shareholders' meeting following their adoption.

ARTICLE TWO-DIRECTORS AND DIRECTORS' MEETINGS
2.01	ACTION BY CONSENT OF BOARD WITHOUT MEETING
	Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, and shall have the same force and effect as a unanimous vote of Directors, if all members of the Board consent in writing to the action. Such consent may be given individually or collectively.

2.02	TELEPHONE MEETINGS
	Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Directors may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.03	PLACE OF MEETINGS
	Meetings of the Board of Directors shall be held at the business office of the Corporation or at such other place within or without the State of Nevada as may be designated by the Board.

2.04	REGULAR MEETINgS
	Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual Shareholders' meeting, and at such other regularly repeating times as the Directors may determine.

2.05	CALLOF SPECIAL MEETING
	Special meetings of the Board of Directors for any purpose may be called at any time by the President or, if the President is absent or unable or refuses to act, by any Vice President or any two Directors. Written notices of the special meetings, stating the time and place of the meeting, shall be mailed ten days before, or telegraphed or personally delivered so as to be received by each Director not later than two days before, the day appointed for the meeting. Notice of meetings need not indicate an agenda. Generally, a tentative agenda will be included, but the meeting shall not be confined to any agenda included with the notice.
	Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting and do not object to the notice given. Consent may be given either before or after the meeting.
	Upon providing notice, the Secretary or other officer sending notice shall sign and file in the Corporate Record Book a statement of the details of the notice given to each Director. If such statement should later not be found in the Corporate Record Book, due notice shall be presumed.

2.06	QUORUM
	The presence throughout any Directors' meeting, or adjournment thereof, of a majority of the authorized number of Directors shall be necessary to constitute a quorum to transact any business, except to adjourn. If a quorum is present, every act done or resolution passed by a majority of the Directors present and voting shall be the act of the Board of Directors.

2.07	ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS
	A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated hour on a stated day. Notice of the time and place where an adjourned meeting will be held need not be given to absent Directors if the time and place is fixed at the adjourned meeting. In the absence of a quorum, a majority of the Directors present may adjourn to a set time and place if notice is duly given to the absent members, or until the time of the next regular meeting of the Board.

2.08	CONDUCT OF MEETINGS
At every meeting of the Board of Directors, the Chairman of the Board, if there is such an officer, and if not, the President, or in the President's absence, a Vice President designated by the President, or in the absence of such designation, a Chairman chosen by a majority of the Directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors' meetings. When the Secretary is absent from any meeting, the Chairman may appoint any person to act as Secretary of that meeting.

2.09	POWERS OF THE BOARD OF DIRECTORS
The business and affairs of the Corporation and all corporate powers shall be exercised by or under authority of the Board of Directors, subject to limitations imposed by law, the Articles of Incorporation, any applicable Shareholders' agreement, and these Bylaws.

2.10	BOARD COMMITTEES-AUTHORITY TO APPOINT
The Board of Directors may designate an executive committee and one or more other committees to conduct the business and affairs of the Corporation to the extent authorized. The Board shall have the power at any time to change the powers and membership of, fill vacancies in, and dissolve any committee. Members of any committee shall receive such compensation as the Board of Directors may from time to time provide. The designation of any committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

2.11	TRANSACTIONS WITH INTERESTED DIRECTORS
Any contract or other transaction between the Corporation and any of its Directors (or any corporation or firm in which any of its Directors are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of that Director at the meeting during which the contract or transaction was authorized, and notwithstanding the Directors' participation in that meeting. This section shall apply only if the contract or transaction is just and reasonable to the Corporation at the time it is authorized and ratified, the interest of each Director is known or disclosed to the Board of Directors, and the Board nevertheless authorizes or ratifies the contract or transaction by a majority of the disinterested Directors present. Each interested Director is to be counted in determining whether a quorum is present, but shall not vote and shall not be counted in calculating the majority necessary to carry the vote. This section shall not be construed to invalidate contracts or transactions that would be valid in its absence.

2.12	NUMBER OF DIRECTORS
The number of Directors of this Corporation shall be not less than one or more than fifteen. No Director need be a resident of Nevada or a Shareholder.
The number of Directors may be increased or decreased from time to time by amendment to these Bylaws. Any decrease in the number of Directors shall not have the effect of shortening the tenure which any incumbent Director would otherwise enjoy.

2.13	TERM OF OFFICE

Directors shall be entitled to hold office until their successors are elected and qualified. Election for all Director positions, vacant or not vacant, shall occur at each annual meeting of the Shareholders and may be held at any special meeting of Shareholders called specifically for that purpose.

2.14	REMOVAL OF DIRECTORS
The entire Board of Directors or any individual Director may be removed from office by a vote of Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. However, if less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. No director may be so removed except at an election of the class of Directors of which he is a part. If any or all Directors are so removed, new
Directors may be elected at the same meeting. Whenever a class or series of shares is entitled to elect one or more Directors under authority granted by the Articles of Incorporation, the provisions of this Paragraph apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

2.15	VACANCIES
Vacancies on the Board of Directors shall exist upon the occurrence of any of the following events: (a) the death, resignation, or removal of any Director; (b) an increase in the authorized number of Directors; or (c) the failure of the Shareholders to elect the full authorized number of Directors to be voted for at any annual, regular, or special Shareholders' meeting at which any Director is to be elected.

2.15(a)DECLARATION OF VACANCY
A majority of the Board of Directors may declare vacant the office of a Director if the Director: (a) is adjudged incompetent by a court order; (b) is convicted of a crime involving moral turpitude; (c) or fails to accept the office of Director, in writing or by attending a meeting of the Board of Directors, within thirty (30) days of notice of election.

2.15(b)	FILLING VACANCIES BY DIRECTORS
Vacancies other than those caused by an increase in the number of Directors may be filled temporarily by majority vote of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until a qualified successor is elected at a Shareholders' meeting.
2:15(c)	FILLING VACANCIES BY SHAREHOLDERS
Any vacancy on the Board of Directors, including those caused by an increase in the number of Directors shall be filled by the Shareholders at the next annual meeting or at a special meeting called for that purpose. Upon the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders may elect a successor to take office when the resignation becomes effective.

2.16	COMPENSATION
Directors shall receive such compensation for their services as Directors as shall be determined from time to time by resolution of the Board. Any Director may serve the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receive compensation therefor.

2.17	INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Board of Directors shall authorize the Corporation to pay or reimburse any present or former Director or officer of the Corporation any costs or expenses actually and necessarily incurred by that officer in any action, suit, or proceeding to which the officer is made a party by reason of holding that position, provided, however, that no officer shall receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. The Board of Directors may in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

2.18	INSURING DIRECTORS, OFFICERS, AND EMPLOYEES
The Corporation may purchase and maintain insurance on behalf of any Director, officer, employee, or agent of the Corporation, or on behalf of any person serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in any such corporation, whether or not the Corporation has the power to indemnify that person against liability for any of those acts.

ARTICLE THREE-SHAREHOLDERS' MEETINGS
3.01 ACTION WITHOUT MEETING
Any action that may be taken at a meeting of the Shareholders under any provision of the Nevada Business Corporation Act may be taken without a meeting if authorized by a consent or waiver filed with the Secretary of the Corporation and signed by all persons who would be entitled to vote on that action at a Shareholders' meeting. Each such signed consent or waiver, or a true copy thereof, shall be placed in the Corporate Record Book.

3.02	TELEPHONE MEETINGS
Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Shareholders may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.03	PLACE OF MEETINGS
Shareholders' meetings shall be held at the business office of the Corporation, or at such other place within or without the State of Nevada as may be designated by the Board of Directors or the Shareholders.

3.04 NOTICE OF MEETINGS
The President, the Secretary, or the officer or persons calling a Shareholders' Meeting. shall give notice, or cause it to be given, in writing to each Director and to each Shareholder entitled to vote at the meeting at least ten (10) but not more than sixty (60) days before the date of the meeting.
Such notice shall state the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice may be given personally, by mail, or by other means. Such notice shall be addressed to each recipient at such address as appears on the Books of the Corporation or as the recipient has given to the Corporation for the purpose of notice. Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting in person or by proxy and do not object to the notice given, Consent may be given either before or after the meeting. Notice of the reconvening of an adjourned meeting is not necessary unless the meeting is adjourned more than thirty days past the date stated in the notice, in which case notice of the adjourned meeting shall be given as in the case of any special meeting. Notice may be waived by written waivers signed either before or after the meeting by all persons entitled to the notice.

3.05	VOTING LIST
At least ten (10), but not more than sixty (60), days before each Shareholders' meeting, the officer or agent having charge of the Corporation's share transfer books shall make a complete list of the Shareholders entitled to vote at that meeting or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. The list shall be kept on file at the Registered Office of the Corporation for at least ten (10) days prior to the meeting, and shall be subject to inspection by any Director, officer, or Shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject, during the whole time of the meeting, to the inspection of any Shareholder. The original share transfer books shall be prima facie evidence as to the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders. However, failure to prepare and to make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

3.06 VOTES PER SHARE
Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied pursuant to the Articles of Incorporation. A Shareholder may vote in person or by proxy executed in writing by the Shareholder, or by the Shareholder's duly authorized attorney-in-fact.

3.07 CUMULATIVE VOTING

No shareholder shallhave the right to cumulative voting.

3.08	PROXIES
A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or his or her duly authorized attorney in fact. Unless otherwise provided in the proxy or by law, each proxy shall be revocable and shall not be valid after eleven (11) months from the date of its execution,

3.09	QUORUM
      3.09(a)
	QUORUM OF SHAREHOLDERS
    As to each item of business to be voted on, the presence (in person or by proxy) of the persons who are entitled to vote a majority of the outstanding voting shares on that matter shall constitute the quorum necessary for the consideration of the matter at a Shareholders' meeting. The vote of the holders of a majority of the shares entitled to vote on the matter and represented at a meeting at which a quorum is present shall be the act of the Shareholders' meeting.
	3.09(b)
ADJOURNMENT FOR LACK OR LOSS OF QUORUM
No business may be transacted in the absence of a quorum, or upon the withdrawal of enough Shareholders to leave less than a quorum, other than to adjourn the meeting from time to time by the vote of a majority of the shares represented at the meeting.

3.10	VOTING BY VOICE OR BALLOT
Elections for Directors need not be by ballot unless a Shareholder demands election by ballot before the voting begins.

3.11	CONDUCT OF MEETINGS
Meetings of the Shareholders shall be chaired by the President, or, in the President's absence, a Vice President designated by the President, or, in the absence of such designation, any other person chosen by a majority of the Shareholders of the Corporation present in person or by proxy and entitled to vote. The Secretary of the Corporation, or, in the Secretary's absence, an Assistant Secretary, shall act as Secretary of all meetings of the Shareholders. In the absence of the Secretary or Assistant Secretary, the Chairman shall appoint another person to act as Secretary of the meeting.

3.12	ANNUAL MEETINGS
The time, place, and date of the annual meeting of the Shareholders of the Corporation, for the purpose of electing Directors and for the transaction of any other business as may come before the meeting, shall be set from time to time by a majority vote of the Board of Directors. If the day fixed for the annual meeting shall be on a legal holiday in the State of Nevada, such meeting shall be held on the next succeeding business day. If the election of Directors is not held on the day thus designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as possible.

3.13	FAILURE TO HOLD ANNUAL MEETING
If, within any 13-month period, an annual Shareholders' Meeting is not held, any Shareholder may apply to a court of competent jurisdiction in the county in which the principal office of the Corporation is located for a summary order that an annual meeting be held.

3.14 SPECIAL MEETINGS
A special Shareholders' meeting may be called at any time by. (a) the President; (b) the Board of Directors; or (c) one or more Shareholders holding in the aggregate one-tenth or more of all the shares entitled to vote at the meeting. Such meeting may be called for any purpose. The party calling the meeting may do so only by written request sent by registered mail or delivered in person to the President or Secretary. The officer receiving the written request shall within ten (10) days from the date of its receipt cause notice of the meeting to be sent to all the Shareholders entitled to vote at such a meeting. If the officer does not give notice of the meeting within ten (10) days after the date of receipt of the written request, the person or persons calling the meeting may fix the time of the meeting and give the notice. The notice shall be sent pursuant to Section
3.04 of these Bylaws. The notice of a special Shareholders' meeting must state the purpose or purposes of the meeting and, absent consent of every Shareholder to the specific action taken, shall be limited to purposes plainly stated in the notice, notwithstanding other provisions herein. ARTICLE FOUR-OFFICERS

	4.01	TITLE AND APPOINTMENT
The officers of the Corporation shall be a President and a Secretary, as required by law. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers. Any two or more offices, including President and Secretary, may be held by one person. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.

4.01(a)	CHAIRMAN OF THE BOARD
The Chairman, if there shall be such an officer, shall, if present, preside at the meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to the Chairman by the Board of Directors or prescribed by these Bylaws.
	4.01(b)	PRESIDENT
Subject such supervisory powers, if any, as may be given to the Chairman, if there is one, by the Board of Directors, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation. The President shall have the general powers and duties of management usually vested in the office of
President of a corporation; shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws; and shall be ex officio a member of all standing committees, including the executive committee, if any. In addition, the President shall preside at all meetings of the Shareholders and in the absence of the Chairman, or if there is no Chairman, at all meetings of the Board of Directors.
	4.01(c)	VICE PRESIDENT
Any Vice President shall have such powers and perform such duties as from time to time may be prescribed by these Bylaws, by the Board of Directors, or by the President. In the absence or disability of the President, the senior or duly appointed Vice President, if any, shall perform all the duties of the President, pending action by the Board of Directors when so acting, such
Vice President shall have all the powers of, and be subject to all the restrictions on, the President.
	4.01(d)	SECRETARY
The Secretary shall:
(1)	See that all notices are duly given in accordance with the provisions of these Bylaws and as required by law. In case of the absence or disability of the Secretary. or the Secretary's refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the Chairman, the
President, any Vice President, or by the Board of Directors.
(2)	Keep the minutes of corporate meetings, and the Corporate Record Book, as set out in Section 7.01 hereof.
(3)	Maintain, in the Corporate Record Book, a record of all share certificates issued or canceled and all shares of the Corporation canceled or transferred.
(4)	Be custodian of the Corporation's records and of any seal which the
Corporation may from time to time adopt. when the Corporation exercises its right to use a seal, the Secretary shall see that the seal is embossed on all share certificates prior to their issuance and on all documents authorized to be executed under seal in accordance with the provisions of these Bylaws
(5)	In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be required by Sections 7.01, 7.02, and 7.03 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

	4.01(e)	TREASURER

The Treasurer shall:


(1)Have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all funds in the name of the Corporation in those banks, trust companies, or other depositories that shall be selected by the Board of Directors.
(2)Receive, and give receipt for, monies due and payable to the Corporation.
(3)	Disburse or cause to be disbursed the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for those disbursements.
(4)	If required by the Board of Directors or the President, give to the
Corporation a bond to assure the faithful performance of the duties of the Treasurer's office and the restoration to the Corporation of all corporate books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or control, in case of the Treasurer's death, resignation, retirement, or removal from office. Any such bond shall be in a sum satisfactory to the Board of Directors, with one or more sureties or a surety company satisfactory to the Board of Directors.
(5)	In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by Sections 7.O4 and 7.05 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.


	4.01(f)	ASSISTANT SECRETARY AND ASSISTANT TREASURER

The Assistant Secretary or Assistant Treasurer shall have such powers and perform such duties as the Secretary or Treasurer, respectively, or as the Board of Directors or President may prescribe. In case of the absence of the Secretary or Treasurer, the senior Assistant Secretary or Assistant Treasurer, respectively, may perform all of the functions of the Secretary or Treasurer.

4.02	REMOVAL AND RESIGNATION

Any oficer may be removed, either with or without cause, by vote of a majority of the Directors at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any committee or officer upon whom that power of removal may be conferred by the Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person removed. Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of that resignation shall not be necessary to make it effective.


4.03	VACANCIES

Upon the occasion of any vacancy occurring in any office of the   Corporation,
by reason of death, resignation, removal, or otherwise, the Board of Directors may elect an acting successor to hold office for the unexpired term or until a permanent successor is elected.


4.04	COMPENSATION

The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a Shareholder or a Director of the Corporation, or both.

ARTICLE FIVE-AUTHORITY TO EXECUTE INSTRUMENTS

5.01	NO AUTHORITY ABSENT SPECIFIC AUTHORIZATION

These Bylaws provide certain authority for the execution of instruments. The Board of Directors, except as otherwise provided in these Bylaws, may additionally authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless expressly authorized by these Bylaws or the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement nor to pledge its credit nor to render it pecuniarily liable for any purpose or in any amount.

5.02	EXECUTION OF CERTAIN INSTRUMENTS

Formal contracts of the Corporation, promissory notes, deeds, deeds of trust, mortgages, pledges, and other evidences of indebtedness of the Corporation, other corporate documents, and certificates of ownership of liquid assets held by the Corporation shall be signed or endorsed by the President or any Vice President and by the Secretary or the Treasurer, unless otherwise specifically determined by the Board of Directors or otherwise required by law.

ARTICLE SIX-ISSUANCE AND TRANSFER OF SHARES

6.01 CLASSES AND SERIES OF SHARES

The corporation may issue one or more classes or series of shares, or both. Any of these classes or series may have full, limited, or no voting rights, and may have such other preferences, rights, privileges, and restrictions as are stated or authorized in the Articles of Incorporation. All shares of any one class shall have the same voting, conversion, redemption, and other rights, preferences, privileges, and restrictions, unless the class is divided into series, If a class is divided into series, all the shares of any one series shall have the same voting, conversion, redemption, and other. rights, preferences, privileges, and restrictions. There shall always be a class or series of shares outstanding that has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.


6.02	CERTIFICATES FOR FULLY PAID SHARES

Neither shares nor certificates representing shares may be issued by the Corporation until the full amount of the consideration has been received when the consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate representing the shares shall be issued to the shareholder.


6.03	CONSIDERATION FOR SHARES

Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors, but not less than the par value stated in the Articles of Incorporation. The consideration paid for the issuance of shares shall consist of money paid, labor done, or property actually received, and neither promissory notes nor the promise of future services shall constitute payment nor partial payment for shares of the Corporation.
6.04	REPLACEMENT OF CERTIFICATES

No replacement share certificate shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except that replacements for lost or destroyed certificates may be issued, upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.


6.05	SIGNING CERTIFICATES-FACSIMILE SIGNATURES

All share certificates shall be signed by the officer(s) designated by the Board of Directors. The signatures of the foregoing officers may be facsimiles. If the officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer on the date of its issuance.


6.06	TRANSFER AGENTS AND REGISTRARS

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate. Each registrar appointed, if any, shall be an incorporated bank or trust company, either domestic or foreign.


6.07	CONDITIONS OF TRANSFER

The party in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and prior written notice thereof shall be given to the Secretary of the Corporation, or to its transfer agent, if any, such fact shall be stated in the entry of the transfer.


6.08	REASONABLE DOUBTS AS TO RIGHT TO TRANSFER

When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of that person's right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability for the transfer or the issuance of a new certificate for shares.

ARTICLE SEVEN-CORPORATE RECORDS AND ADMINISTRATION

7.01	MINUTES OF CORPORATE MEETINGS

The Corporation shall keep at the principal office, or such other place as the Board of Directors may order, a book recording the minutes of all meetings of its Shareholders and Directors, with the time and place of each meeting, whether such meeting was regular or special, a copy of the notice given of such meeting, or of the written waiver thereof, and, if it is a special meeting, how the meeting was authorized. The record book shall further show the number of shares present or represented at Shareholders' meetings, and the names of those present and the proceedings of all meetings.


7.02	SHARE REGISTER

The Corporation shall keep at the principal office, or at the office of the transfer agent, a share register showing the names of the Shareholders, their addresses, the number and class of shares issued to each, the number and date of issuance of each certificate issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The above information may be kept on an information storage device such as a computer, provided that the device is capable of reproducing the information in clearly legible form. If the Corporation is taxed under Internal Revenue Code Section 1244 or Subchapter S, the Officer issuing shares shall maintain the appropriate requirements regarding issuance.


7.03	CORPORATE SEAL

The Board of Directors may at any time adopt, prescribe the use of, or discontinue the use of, such corporate seal as it deems desirable, and the appropriate officers shall cause such seal to be affixed to such certificates and documents as the Board of Directors may direct.
7.04	BOOKS OF ACCOUNT

The Corporation shall maintain correct and adequate accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. The corporate bookkeeping procedures shall conform to accepted accounting practices for the Corporation's business or businesses. subject to the foregoing, The chart of financial accounts shall be taken from, and designed to facilitate preparation of, current corporate tax returns. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classed by source and shown in a separate account. If the Corporation is taxed under Internal Revenue Code
Section 1244 or Subchapter S, the officers and agents maintaining the books of account shall maintain the appropriate requirements.


7.05	INSPECTION OF CORPORATE RECORDS

A Director or Shareholder demanding to examine the Corporation's books or records may be required to first sign an affidavit that the demanding party will not directly or indirectly participate in reselling the information and will keep it confidential other than in use for proper purposes reasonably related to the Director's or Shareholder's role. A Director who insists on examining the records while refusing to sign this affidavit thereby resigns as a Director.


7.06	FISCAL YEAR

The fiscal year of the Corporation shall be as determined by the Board of Directors and approved by the Internal Revenue Service. The Treasurer shall forthwith arrange a consultation with the Corporation's tax advisers to determine whether the Corporation is to have a fiscal year other than the calendar year. If so, the Treasurer shall file an election with the Internal Revenue Service as early as possible, and all correspondence with the IRS, including the application for the Corporation's Employer Identification Number, shall reflect such non-calendar year election.


7.07 WAIVER OF NOTICE

Any notice required by law or by these Bylaws may be waived by execution of a written waiver of notice executed by the person entitled to the notice. The waiver may be signed before or after the meeting.

ARTICLE EIGHT--ADOPTION OF INITIAL BYLAWS

The foregoing bylaws were adopted by the Board of Directors on February 25, 2000.


/S/ Inge L. E. Kerster
	President, Treasurer and Director
     Inge L. E. Kerster


Attested to, and certified by: /S/ Anthony V. Feimann
	Secretary


Anthony V. Feimann







EXHIBIT 4.2



SUBSCRIPTION AGREEMENT

BELFLEUR, INC.

404 Scott Point Drive
Salt Spring Island, BC V8K 2R2

The undersigned, ________________________ does hereby subscribe for 5000 common shares of the capital stock of BELFLEUR, INC. at a price of $ US .02 per share for a total of One Hundred United States dollars (US$ 100.00)

The shares subscribed for will be full paid, non-assessable and will be free trading if and when the Company is accepted for trading on the OTC Bulletin Board,

A share certificate will be held in trust until such time as the Company's stock is accepted for trading, a copy will be mailed to the address indicated below within fourteen days of the date of this subscription
The share certificate should be made out and entered into the corporate records, as follows


	Name:	__________________________________Phone: ____________

Address:________________________________________________


The purchaser warrants that the shares purchased herein are for investment purposes only and not for re-sale or distribution.
The purchaser hereby warrants and confirms that he/she is a close friend or business acquaintance of the officer or director signing the acceptance of this subscription.

A copy of this Subscription Agreement executed by an officer of the Company shall constitute a receipt for funds received.

Signed, on this the ____ day of __________, 2000
	Purchaser: ___________________________

By: __________________________


Received from _____________________________, the sum of One Hundred United States dollars, being payment in full for 5,000 common shares of the capital stock of BELFLEUR, INC.

_____________________________________
Anthony S. Feimann, Secretary